UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39529	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value[1]	BNL	New York Stock Exchange
Class A Common Stock, $0.00025 par value[1]	BNL	New York Stock Exchange

1 Each share of Class A Common Stock will automatically convert to one share of Common Stock on March 20, 2021, the date that is 180 days after the completion of the initial public offering of the Class A Common Stock. The Common Stock will be listed and tradeable on the New York Stock Exchange on March 22, 2021.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01        Regulation FD Disclosure

On January 28, 2021, Broadstone Net Lease, Inc. (the “Company”) issued a press release announcing that it will release its financial and operating results for the quarter and full year ended December 31, 2020 after the market closes on Wednesday, February 24, 2021. The Company will host its earnings conference call and audio webcast on Thursday, February 25, 2021, at 1:00 p.m. Eastern Time. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this item 7.01 and in the attached Exhibit 99.1 is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18, nor shall such information be deemed to be incorporated by reference in any filing pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer and Secretary

Date: January 28, 2021